SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report
                                October 20, 2004


                                MINERA ANDES INC.
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             (Exact name of registrant as specified in its charter)


                                 ALBERTA, CANADA
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                 (State or other jurisdiction of incorporation)



              000-22731                                   None
         -------------------                        ---------------
        (Commission File No.)                      (IRS Employer ID)


                         111 East Magnesium Rd., Ste. A
                            Spokane, Washington 99208
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              (Address of principal executive offices and Zip Code)


                                 (509) 921-7322
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              (Registrant's telephone number, including area code)

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ITEM 8.01 OTHER EVENTS


On October 20, 2004, the Corporation advised that the advanced-stage San Jose silver/gold project in southern Argentina can proceed directly to a large-scale milling operation under an agreement reached with the project's operating partner should the feasibility study underway reach a positive production decision outcome.

On October 20, 2004, an amendment was made to the joint venture agreement eliminating a requirement for initial preliminary production from a 50 ton-per-day (tpd) pilot plant to process mined ore if the Huevos Verdes vein proceeds to production. The amendment allows the parties to eliminate the costly pilot plant and proceed directly to full production based on a positive bankable feasibility study. The Huevos Verdes vein, part of the 98,800-acre San Jose silver/gold project, is held in the joint venture's Argentine company, Minera Santa Cruz ("MSC"). MSC, the operator of the joint venture, is co-owned 49 percent by the Corporation and 51 percent by Mauricio Hochschild & Cia. Ltda. ("MHC") of Lima, Peru.

As exploration and construction has advanced at Huevos Verdes, it has become apparent that a costly pilot plant can be eliminated by using a smaller, off-site bench-scale pilot plant at a metallurgical laboratory. Eliminating the 50 tpd pilot plant will save considerable time and money should a positive feasibility study be produced early next year. Underground construction and exploration has revealed higher grade silver/gold mineralization than was discovered in surface drilling, as well as previously unknown parallel veins and mineralized offshoots from the main Huevos Verdes vein. The new discoveries hold potential for increased production tonnage.

A bankable feasibility study is now underway by MSC to determine an initial optimum mill capacity for Huevos Verdes. The study is being managed by MTB Project Management Professionals, Inc., of Denver. The purpose of the feasibility study, due for completion in early 2005, is to provide an independent third party determination of the technical and economic viability of Huevos Verdes.

The property payment structure from MHC to the Corporation has also been changed in the amendment where original payments totaled US$400,000 a year until a 50-ton per day pilot was built. In lieu of building the pilot plant, the Corporation will receive reduced payments from MHC of US$200,000 annually that will continue until a positive feasibility study is received and the MSC board of directors approves a project financing plan.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
--------
99.1              News Release


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 17, 2004

                                            MINERA ANDES INC.


                                            By: /s/ Allen V. Ambrose
                                                -------------------------------
                                                    Allen V. Ambrose, President